As filed with the Securities and Exchange Commission on August 15, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cintas Corporation No. 2
Cintas Corporation
Subsidiary Guarantors Identified
Below (“subsidiary guarantors”)
(Exact name of registrants as specified in their charters)

Cintas Corporation	Washington	31-1188630
Cintas Corporation No. 2	Nevada	31-1703809
	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
6800 Cintas Boulevard
Cincinnati, Ohio 45262
(513) 459-1200
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrants’ Principal Executive Offices)
Thomas E. Frooman, Esq.
Vice President and Secretary — General Counsel
Cintas Corporation
6800 Cintas Boulevard
Mason, Ohio 45040
(513) 754-3584
Facsimile (513) 754-3642
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)
With copies to:
Mark A. Weiss, Esq.
Keating Muething & Klekamp PLL
Suite 1400
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-6599
Facsimile (513) 579-6956
     Approximate date of commencement of proposed sale to the public: At such time (from time to time) after the effective date of this Registration Statement as the Registrants may determine in light of market conditions and other factors.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class Of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Registered	Registered(1)	Unit(1)	Price(1)	Registration Fee(1)

Senior Debt Securities of Cintas Corporation No. 2

Guarantees of Senior Debt Securities of Cintas Corporation No. 2(2)

(Continued on Following Page)

(Continued from Previous Page)

(1)	An indeterminate aggregate initial offering price of senior debt securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

(2)	The guarantees registered hereby relate to the guarantees of senior debt securities by Cintas Corporation and the Subsidiary Guarantors. No separate consideration will be received for the guarantees. Pursuant to Rule 457(a), no separate registration fee is required with respect to the guarantees.
Subsidiary Guarantors

State or Other Jurisdiction
Exact Name of Registrant as	of Incorporation	IRS Employer
Specified in its Charter	or Organization	Identification Number

Affirmed Medical, Inc.	California	33-0196033
American First Aid Company	Maryland	52-1252308
Cintas Corporation No. 3	Nevada	88-0337154
Cintas Corp. No. 8, Inc.	Nevada	31-1685130
Cintas Corp. No. 15, Inc.	Nevada	31-1685137
Cintas-RUS, L.P.	Texas	31-1685126
Cintas First Aid Holdings Corporation	Nevada	91-2048477
LLT, Inc.	Virginia	54-1214852
Respond Industries, Incorporated	Colorado	84-0815916
Xpect First Aid Corporation	Kansas	48-1130022

Cintas Corporation No. 2
Senior Debt Securities
Payment of Principal, Premium, if any, and Interest Unconditionally Guaranteed,
Jointly and Severally, by Cintas Corporation and Certain Subsidiaries of
Cintas Corporation
       Cintas Corporation No. 2 may from time to time issue senior debt securities guaranteed by Cintas Corporation and certain subsidiaries of Cintas Corporation. We will provide in an accompanying prospectus supplement the specific terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the specific terms of the plan of distribution as well as the names of any underwriters or agents in an accompanying prospectus supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
      This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
August 15, 2006

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.”
      The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about the debt securities offered under this prospectus. That registration statement can be read at the SEC’s web site at www.sec.gov or at the SEC’s offices mentioned under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.”
      In this prospectus, unless stated otherwise or the context otherwise requires, references to:

•	“Cintas” refers to Cintas Corporation and its consolidated subsidiaries, including Cintas Corporation No. 2;

•	“we,” “us,” “our” and “Cintas No. 2” refer to Cintas Corporation No. 2, a wholly-owned subsidiary of Cintas Corporation and the issuer of any debt securities offered under this prospectus;

•	“subsidiary guarantors” refers to Cintas Corporation’s directly and indirectly wholly-owned subsidiaries, excluding Cintas Corporation No. 2, that are guarantors of Cintas No. 2’s revolving credit facility, have been organized under the laws of any jurisdiction within the United States and guarantee any debt securities offered under this prospectus; and

•	“guarantors” refers to Cintas Corporation and the subsidiary guarantors, as guarantors of debt securities offered under this prospectus.

i

THE REGISTRANTS
      Cintas provides highly specialized products and services to businesses of all types throughout the United States and Canada. Cintas’ products and services are designed to enhance its customers’ images and brand identification as well as provide a safe and efficient workplace. Cintas was founded in 1968 by Richard T. Farmer, Chairman of the Board, when he left his family’s industrial laundry business in order to develop uniform programs using an exclusive new fabric. In the early 1970s, Cintas acquired the family industrial laundry business. Over the years, Cintas developed additional products and services that complemented its core uniform business and broadened the scope of products and services available to its customers.
      The products and services provided by Cintas are as follows:

•	Uniforms and Apparel

•	Mats, Mops and Towels

•	Restroom and Hygiene Service

•	First Aid and Safety

•	Fire Protection

•	Branded Promotional Products

•	Document Shredding and Storage

•	Cleanroom Resources

•	Flame Resistant Clothing
      These products and services are provided to over 700,000 businesses all of types — from small service and manufacturing companies to major corporations that employ thousands of people. No individual customer accounts for greater than one-half of one percent of Cintas’ total revenues. As a result, the loss of one account would not have a significant financial impact on Cintas.
      Cintas classifies its business into two operating segments, Rentals and Other Services, based on the similar economic characteristics of the products and services within each segment. The Rentals operating segment reflects the rental and servicing of uniforms and other garments, mats, mops and shop towels. In addition to these rental items, Cintas also provides restroom and hygiene products and services within this segment. The Other Services operating segment consists of the direct sale of uniforms and related items, first aid, safety and fire protection products and services, document management services and branded promotional products.
      Cintas No. 2 is the principal operating subsidiary of Cintas. The revenues and assets of Cintas No. 2 comprised approximately 89% of Cintas’ total revenues for fiscal year 2006 and 57% of Cintas’ total assets as of May 31, 2006.
      Cintas Corporation is a Washington corporation, and Cintas No. 2 is a Nevada corporation. We are an indirect wholly-owned subsidiary of Cintas Corporation. Cintas Corporation’s and Cintas No. 2’s principal executive offices are located at 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737, and their telephone number at that address is (513) 459-1200. Cintas’ web site is located at www.cintas.com. Except for documents incorporated by reference into this prospectus, information included on or available through Cintas’ web site does not constitute a part of this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
      This prospectus is a part of a registration statement filed by Cintas Corporation, Cintas No. 2 and the subsidiary guarantors under the Securities Act of 1933. The registration statement also includes additional information not contained in this prospectus.
      Cintas Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Cintas Corporation files at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from the SEC’s web site at www.sec.gov.
      The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement (as well as the related registration statement) the information Cintas Corporation files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference Cintas Corporation’s:

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2006; and

•	Current Reports on Form 8-K filed with the SEC on July 27, 2006 and July 28, 2006.
      All documents Cintas Corporation files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.
      This information is also available on the investor relations page of our web site at www.cintas.com. Except for documents incorporated by reference into this prospectus, information included on or available through our web site does not constitute a part of this prospectus or any prospectus supplement. You may also request a copy of these filings, at no cost, by writing or telephoning us at 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737, Attention: William C. Gale, Senior Vice President and Chief Financial Officer, telephone: (513) 459-1200.
      You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

FORWARD-LOOKING STATEMENTS
      Each of this prospectus, any accompanying prospectus supplement and any documents incorporated by reference contain a number of forward-looking statements which relate to anticipated future events rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. Such statements are based upon current expectations of Cintas and speak only as of the date made. These statements are subject to various risks and uncertainties and other factors that could cause results to differ from those set forth in the forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the possibility of greater than anticipated operating costs, including energy costs, and lower sales volumes;

•	the performance and costs of integration of acquisitions;

•	fluctuations in costs of materials and labor including increased medical costs;

•	costs and possible effects of union organizing activities;

•	uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation;

•	the cost, results and ongoing assessment of internal control over financial reporting required by the Sarbanes-Oxley Act of 2002;

•	the initiation or outcome of litigation;

•	higher assumed sourcing or distribution costs of products;

•	the disruption of operations from catastrophic events;

•	changes in federal and state tax laws; and

•	the reactions of competitors in terms of price and service.
      All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. None of Cintas Corporation, Cintas No. 2 or the subsidiary guarantors have a duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results except as otherwise required by law.

RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth the ratios of earnings to fixed charges for Cintas for the periods indicated.

	Year Ended May 31,

	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges	13.4x	15.2x	14.0x	11.0x	22.5x
      The above ratios are computed on a total enterprise basis including Cintas Corporation’s consolidated subsidiaries. Earnings consist of income from continuing operations before income taxes, adjusted to exclude fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and capitalized interest.
USE OF PROCEEDS
      Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the sale of the offered securities for general corporate purposes, which could include working capital, capital expenditures, acquisitions, refinancing of other debt or other capital transactions. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Cintas at the time of issuance and the availability of other funds.

DESCRIPTION OF SENIOR DEBT SECURITIES
      The senior debt securities offered by this prospectus will be unsecured and unsubordinated obligations of Cintas No. 2. The debt securities will be fully and unconditionally guaranteed by Cintas Corporation and the subsidiary guarantors. The debt securities will be issued under an indenture among us, Cintas Corporation, the subsidiary guarantors and Wachovia Bank, National Association, as trustee. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.
      The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms to be disclosed in the prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for information that may be important to you. You should also read the particular terms of any series of debt securities, which will be described in the applicable prospectus supplement and may be different from the disclosure in this prospectus. Copies of the indenture may be obtained from Cintas or the trustee under the indenture.
      For purposes of this “Description of Senior Debt Securities” section, “Cintas” shall mean Cintas Corporation and shall not include Cintas No. 2 or the subsidiary guarantors.
General
      The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount, that we may authorize from time to time. The indenture gives us broad authority to set the particular terms of each series of debt securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the indenture. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in one or more resolutions of the board of directors or by a supplemental indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.
      The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	any limit on the aggregate principal amount of the debt securities;

•	the maturity date or dates;

•	the date or dates on which principal is payable;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the debt securities will be made;

•	the terms and conditions on which the debt securities may be redeemed at the option of the issuer;

•	any obligation of the issuer to redeem or purchase the debt securities pursuant to sinking fund provisions;

•	any obligation of the issuer to redeem or purchase the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption or purchase;

•	if other than denominations of $1,000, the denominations in which debt securities may be issued;

•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates, or vice versa;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	any events of default not described in or deleted or modified from “— Events of Default” below;

•	any depositaries, interest rate calculation agents or other agents;

•	any material provisions of the indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.
      The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
      Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
      If material, federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.
Payment and Paying Agents
      Distributions on the debt securities other than those represented by global debt securities will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.
Optional Redemption
      The debt securities may be redeemed, at the option of Cintas No. 2, only on terms set forth in a prospectus supplement. On or after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption (unless Cintas No. 2 defaults in the payment of the redemption price and accrued interest). Holders of debt securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the debt securities are to be redeemed, the trustee will select the particular debt securities or portions thereof for redemption from the outstanding debt securities not previously called or in such manner as the trustee deems fair and appropriate.
      Except as set forth above, the debt securities will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
Guarantees
      Cintas and the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of our obligations under the indenture and the debt securities, including the payment of principal of and premium, if any, and interest on the debt securities. The subsidiary guarantors consist of all of the direct and indirect wholly-owned subsidiaries of Cintas that are guarantors of our revolving credit facility organized in any jurisdiction in the United States, which we refer to as domestic subsidiaries, subject to release as described below.
      Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that may be guaranteed by the applicable subsidiary guarantor without rendering that guarantee, as it relates to that subsidiary guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
      We and Cintas have agreed in the indenture to cause (i) any future domestic Significant Subsidiary, at the time it becomes a direct or indirect wholly-owned subsidiary of Cintas, and (ii) any present or future subsidiary of Cintas, that is not otherwise a subsidiary guarantor of the debt securities, that becomes a guarantor under any specified credit agreement of Cintas or Cintas No. 2, in each case, to become a subsidiary guarantor under the indenture with respect to the debt securities of each series.
      Upon the sale or disposition (by merger or otherwise) of any subsidiary guarantor by Cintas or by any subsidiary of Cintas to any person that is not an affiliate of Cintas, such subsidiary guarantor will automatically be released from all obligations under its guarantee; provided, that such release shall occur if and only to the extent that all obligations of such subsidiary guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure indebtedness of us, Cintas or any subsidiary of Cintas also terminate upon such sale or disposition. In addition, at any time, upon our request and without the consent of the holders of the debt securities, any subsidiary guarantor (other than a Significant Subsidiary) may be released from all obligations under its guarantee; provided, that such release shall occur if and only to the extent that all obligations of such subsidiary guarantor under all of its guarantees of the indebtedness of us, Cintas or any other subsidiary of Cintas also terminate at the time of such release. If, upon the sale of all or substantially all of the assets of a subsidiary guarantor, or otherwise, such subsidiary guarantor is no longer a Significant Subsidiary, the guarantee of such subsidiary guarantor may be released subject to the conditions set forth in the immediately preceding sentence.
Certain Covenants
      Except as set forth herein, neither we, Cintas nor any other subsidiary of Cintas are restricted by the indenture from incurring any type of indebtedness or other obligation, from selling all or substantially all of the assets of a subsidiary, from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. In addition, the indenture does not contain any provisions that would require us, Cintas or any other subsidiary of Cintas to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving us, Cintas, or any other subsidiary of Cintas, which may adversely affect the creditworthiness of the debt securities.
      Capitalized terms used in this “Description of Senior Debt Securities” section without definitions are defined under “— Certain Definitions” below.

Limitations on Liens
      The indenture provides that we and the guarantors will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien other than Permitted Liens, the exempted Liens and sale-leaseback transactions described below upon any Principal Property or upon any shares of Capital Stock or Debt of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any Debt incurred or guaranteed by us, the guarantors or any Subsidiary (other than the debt securities), without in any such case making effective provision whereby all of the debt securities outstanding (together with, if we so determine, any other Debt or guarantee thereof by us or the guarantors ranking equally with the debt securities) shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured.

Restriction on Sale-Leasebacks
      The indenture provides that, except as described below under “— Exempted Liens and Sale-Leaseback Transactions,” we and the guarantors will not, and will not permit any Subsidiary to, engage in the sale or transfer by us, the guarantors or any Subsidiary of any Principal Property to a person (other than Cintas or a Subsidiary) and the taking back by Cintas or any Subsidiary, as the case may be, of a lease of such Principal Property, unless:

(1) such sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

(2) we, the guarantors or such Subsidiary, within a one-year period after such sale-leaseback transaction, apply or cause to be applied an amount not less than the net proceeds from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement (other than pursuant to any mandatory sinking fund, redemption or prepayment provision) of Funded Debt.

Exempted Liens and Sale-Leaseback Transactions
      Notwithstanding the foregoing restrictions on Liens and sale-leaseback transactions, the indenture provides that we and the guarantors may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any Lien other than a Permitted Lien upon any Principal Property or upon any shares of Capital Stock or Debt of any Subsidiary owning or leasing any Principal Property to secure Debt incurred or guaranteed by Cintas or any Subsidiary (other than the debt securities) or effect any sale-leaseback transaction of a Principal Property that is not excepted by clauses (1) or (2) of the paragraph under “— Restriction On Sale-Leasebacks” above without equally and ratably securing the debt securities provided that, after giving effect thereto, the aggregate principal amount of outstanding Debt (other than the debt securities) secured by Liens other than Permitted Liens upon Principal Property and/or upon such shares of Capital Stock or Debt plus the Attributable Debt from sale-leaseback transactions of Principal Property not so excepted, do not exceed 15% of Consolidated Net Worth.

Certain Definitions
      Certain terms used in this section are defined in the indenture as follows:
      “Attributable Debt” means, as to any particular lease at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate per annum set forth or implicit in the terms of such lease, compounded semiannually) required to be paid by the lessee under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total scheduled amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).
      “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in the equity interests of such Person, including without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests.
      “Consolidated Net Worth” means at any time the consolidated stockholders’ equity of Cintas and its Subsidiaries calculated on a consolidated basis as of such time.
      “Debt” means indebtedness for borrowed money.

      “Funded Debt” means Debt having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the obligor.
      “GAAP” with respect to any computation required or permitted under the indenture means generally accepted accounting principles in the United States of America at the date or time of such computation.
      “Lien” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
      “Permitted Liens” means:

(1) Liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP.

(2) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith by appropriate proceedings, and for which adequate reserves have been set aside in accordance with GAAP.

(3) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than Liens in favor of the Pension Benefit Guaranty Corporation) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases or subleases to which we, Cintas or any other subsidiary of Cintas is a party, or deposits to secure public or statutory obligations of us, Cintas or any other subsidiary of Cintas or deposits of cash or United States government bonds to secure surety or appeal bonds to which we, Cintas or any other subsidiary of Cintas is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business.

(4) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Cintas or its subsidiaries.

(5) Liens existing on the date hereof, provided that no increase in the principal amount secured thereby is permitted.

(6) Liens on property or assets of any Person existing at the time such Person becomes a subsidiary or is merged with or into or consolidated with us, Cintas or any other subsidiary of Cintas, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us, Cintas or any other subsidiary of Cintas or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such Liens shall not extend to our property or assets or any other property or assets of Cintas or any other subsidiary of Cintas.

(7) Liens on our property or assets or any other property or assets of Cintas or any other subsidiary of Cintas existing at the time of acquisition thereof (including acquisitions through merger or consolidation); provided that such Liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to our property or assets or any other property or assets of Cintas or any other subsidiary of Cintas.

(8) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses; provided, however, that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property).

      “Person” means any individual, corporation, partnership, association, joint venture, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
      “Principal Property” means, whether owned or leased on the date of the indenture or thereafter acquired, each manufacturing or processing plant or facility of ours, any guarantor or any of their respective subsidiaries located in the United States of America.
      “Significant Subsidiary” means at any date of determination, any Subsidiary of Cintas that, together with its Subsidiaries, (i) for Cintas’ most recent fiscal quarter, accounted for more than 15% of the consolidated revenues of Cintas and its subsidiaries or (ii) as of the end of such fiscal quarter, was the owner of more than 25% of the consolidated assets of Cintas.
      “Significant Subsidiary Guarantor” means any subsidiary guarantor that is a Significant Subsidiary.
      “Subsidiary” means any corporation, limited liability company or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partnership interests (considering all general and limited partnership interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by Cintas, one or more of the Subsidiaries of Cintas, or combination thereof.
Merger, Consolidation or Sale of Assets
      The indenture provides that Cintas may not, and will not permit any Subsidiary, including us, to consolidate with or merge with or into, or sell, lease, convey all or substantially all of its assets to, another Person unless:

(1) in the case of Cintas or Cintas No. 2, the resulting, surviving or transferee Person is either Cintas, or, as the case may be, Cintas No. 2, or is a corporation organized and existing under the laws of the United States, any state or the District of Columbia and assumes by supplemental indenture all of Cintas’ or our obligations, as the case may be, under the indenture and the guarantee or the debt securities, as the case may be;

(2) in the case of a Significant Subsidiary Guarantor, the resulting, surviving or transferee Person is Cintas, Cintas No. 2 or another subsidiary guarantor, or, subject to satisfaction of the conditions to release described under “— Guarantees” above, any other Person, and assumes by supplemental indenture all of such Significant Subsidiary Guarantor’s obligations under the indenture and the guarantee of the debt securities;

(3) in the case of a Subsidiary other than a Significant Subsidiary Guarantor, in any such transaction involving Cintas, Cintas No. 2 or a subsidiary guarantor, Cintas, Cintas No. 2 or the subsidiary guarantor, as the case may be, is the resulting surviving or transferee Person;

(4) immediately after giving effect to the transaction, no Event of Default, or event that with notice or lapse of time, or both, would be an Event of Default, has occurred and is continuing;

(5) the guarantees shall remain in full force and effect (subject to release in accordance with the conditions described under “— Guarantees” above); and

(6) an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.
      The successor will be substituted, if applicable, for the applicable party to the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of such party under the indenture.

Events of Default
      Each of the following will be an Event of Default under the indenture with respect to the debt securities of each series:

(1) default in any payment of interest on any debt security of such series when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) failure by us or any guarantor to comply for 60 days after notice with the other agreements contained in the indenture or the notes;

(4) there occurs with respect to any issue or issues of Debt of Cintas or any of its Subsidiaries, including us (including an Event of Default under any other series of securities), having an outstanding principal amount of $25,000,000 or more in the aggregate for all such issues of all such Persons, whether such Debt exists on the date of the indenture or is thereafter created, (i) an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its stated maturity and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(5) any guarantee in respect of the debt securities by Cintas or a Significant Subsidiary Guarantor shall for any reason cease to be, or be asserted in writing by any guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms (other than by reason of the termination of the indenture or the release of any such guarantee in accordance with the terms of the indenture), provided, however, that if we or any guarantor asserts in writing that any such guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph if (i) such written assertion is accompanied by an opinion of counsel to the effect that, as a matter of law, the defect or defects rendering such guarantee unenforceable can be remedied within 10 days of the date of such assertion, (ii) we or such guarantor delivers an officers’ certificate to the effect that we or such guarantor represents that such defect or defects shall be so remedied within such 10-day period, and (iii) such defect or defects are in fact so remedied within such 10-day period; provided, that any reduction in the maximum amount of any such guarantee as a result of fraudulent conveyance or similar law shall not be deemed an Event of Default; and

(6) certain events of bankruptcy, insolvency or reorganization of us, Cintas or any Significant Subsidiary Guarantor.
      However, a default under clause (3) of this paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify us and the guarantors, by registered or certified mail, of the default and such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.
      If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the trustee by written notice to us or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice to us and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive all past defaults

(except with respect to nonpayment of principal, premium or interest and certain other defaults which require the consent of each noteholder affected) and rescind any such acceleration with respect to the debt securities and its consequences so long as a judgment or decree for payment of the money due has not been obtained by the trustee and all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the debt securities of such series that have become due solely by such declaration of acceleration, have been cured or waived.
      Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an Event of Default is continuing;

•	holders of not less than 25% in principal amount of the outstanding debt securities of such series have requested the trustee in writing to pursue the remedy;

•	such holders have offered the trustee reasonable security or indemnity against any cost, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	the holders of a majority in principal amount of the outstanding debt securities of such series have not given the trustee a direction that is inconsistent with such written request within such 60-day period.
      Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of such series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
      The holders of any note, however, will have an absolute right to receive payment of the principal of, and premium, if any, and interest on, such debt security as expressed therein and to institute suit for the enforcement of such payment.
      The indenture provides that if a default occurs and is continuing with respect to a series of debt securities and is known to the trustee, the trustee must mail to each holder of debt securities of such series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any debt security, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a statement indicating whether the signers thereof know of any default that occurred during the previous year.
Modification, Amendments and Waivers
      Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the debt securities of a series then outstanding under the indenture (including consents obtained in connection with a tender offer or exchange offer for the debt securities). However, without the consent of each holder of an outstanding debt security affected, no amendment may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment;

•	reduce the stated rate of or extend the stated time for payment of interest on any note;

•	reduce the principal of or change the stated maturity of any note;

•	reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may be redeemed;

•	make any debt security payable in money other than that stated in the note;

•	modify or affect in any manner adverse to holders the terms and conditions of the obligations of the guarantors in respect of the due and punctual payment of principal of, or premium, if any, or interest on the notes;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

•	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.
      The holders of a majority in aggregate principal amount of the outstanding debt securities of each series, on behalf of all holders of debt securities of such series, may waive compliance by the guarantors or us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the debt securities of each series, on behalf of all holders of such series, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the debt securities), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the indenture that cannot be modified or amended without the consent of the holder of each debt security that is affected.
      Without the consent of any holder, the trustee and we may amend the indenture to among other things:

•	cure any ambiguity, omission, defect or inconsistency or to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders of any debt securities in any material respect;

•	provide for the assumption by a successor of our or a guarantor’s obligations under the indenture;

•	provide for a successor trustee with respect to the debt securities of each series;

•	add additional guarantees with respect to the notes;

•	add any additional Events of Default;

•	secure the notes;

•	add to the covenants of the guarantors or us for the benefit of the holders or surrender any right or power conferred upon the guarantors or us;

•	make any change that does not adversely affect the rights of any holder; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
      The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Concerning the Trustee
      Wachovia Bank, National Association is the trustee under the indenture, and we have also appointed Wachovia as registrar and paying agent with regard to the debt securities. Wachovia also serves as trustee with respect to our 5 1/8 % senior notes due 2007 and our 6% senior notes due 2012.
Governing Law
      The indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
LEGAL MATTERS
      The validity of the securities offered hereby will be passed upon for us by Keating Muething & Klekamp PLL. As of July 31, 2006, members of that firm responsible for matters related to the offering beneficially owned approximately 512,954 shares of common stock of Cintas Corporation.
EXPERTS
      Ernst & Young LLP, independent registered public accounting firm, has audited Cintas Corporation’s consolidated financial statements and schedule and Cintas Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, included in Cintas Corporation’s Annual Report on Form 10-K for the year ended May 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Cintas Corporation’s consolidated financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

Securities and Exchange Commission registration fee		(1)
Trustee fees and expenses	$5,000
Rating agency fees	210,000
Legal fees and expenses	20,000
Accounting fees and expenses	30,000
Miscellaneous	10,000

Total	$275,000

(1)	Deferred in reliance on Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

Cintas Corporation
      Washington Business Corporation Act (“WBCA”), Section 23B.08.510, allows indemnification by Cintas Corporation to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of Cintas Corporation, by reason of the fact that he is or was a director, officer, employee or agent of Cintas Corporation, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Cintas Corporation and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. The WBCA provides that Cintas Corporation may not indemnify a director in connection with a proceeding in which a director was adjudged to be liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Indemnifications are to be made by a majority vote of a quorum of disinterested directors; if a quorum of disinterested directors cannot be obtained, by a committee of at least two disinterested directors designated by the board of directors; by the written opinion of independent counsel; or by the shareholders, except that shares owned by or voted under the control of the directors who are at the time parties to the proceeding may not be voted.
      Article V of Cintas Corporation’s By-Laws provides that indemnification shall be extended to any of the persons described above to the full extent permitted by the Washington Business Corporation Act.

Affirmed Medical, Inc. (“Affirmed”)
      Affirmed is incorporated under the California General Corporation Law (the “CGCL”). Section 317 of the CGCL authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.
      Article V of Affirmed’s Articles of Incorporation provides that indemnification shall be extended to any of the persons described above to the full extent permissible under California law. Additionally, Article II, Section 5, of Affirmed’s By-Laws specifies that the Corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such person against liability insured against.

American First Aid Company (“American First Aid”)
      As permitted by the General Corporation Law of the State of Maryland (the “MGCL”), the charter documents for American First Aid provide that an officer, director, employee or agent of our company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of our company that person shall be indemnified only for the expenses actually and reasonably incurred by him and, if that person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless, and only to the extent that, a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable. Indemnifications are to be made (i) by a majority vote of a quorum of disinterested directors; or (ii) by special legal counsel selected by the board of directors; or (iii) by the stockholders.
      Article VIII of American First Aid’s Articles of Incorporation provides that indemnification shall be extended to a present or former director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with Indemnification Section 2-418 of MGCL. This indemnification provision also applies to Corporate Representatives other than present or former directors or officers provided, however, that to the extent such a corporate representative successfully defends on the merits or on any claim, issue or matter raised in any proceeding referred to in subsection (b) or (d) of 2-418 of the MGCL, the Corporation shall not indemnify such corporate representatives until authorized by the affirmative vote of a majority of disinterested directors or the affirmative vote of a majority of disinterested stockholders of the Corporation.

Cintas Corporation No. 2, Cintas Corporation No. 3, Cintas Corp. No. 8, Inc., Cintas Corp. No. 15, Inc. and Cintas First Aid Holdings Corporation (the “Nevada Registrants”)
      Each of the Nevada Registrants is organized under the laws of the State of Nevada. The Nevada General Corporation Law (the “NGCL”) authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against liability reasonably incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. Any discretionary indemnification, unless ordered by a court, may be made by the corporation only as authorized by the stockholders, or by a majority vote of a quorum of disinterested directors, or if a majority vote of a quorum of disinterested directors so orders or cannot be obtained, indemnification is to be authorized by independent legal counsel in a written opinion.
      The indemnification provisions of the NGCL require indemnification if a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he was a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation. The indemnification authorized under the NGCL is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or By-laws of a corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer, director, employee or agent against any liability asserted against the officer, director, employee or agent and liability and expenses incurred by the officer, director, employee or agent in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the NGCL.

Cintas — RUS, L.P.
      The indemnification provided under the NGCL to directors, officers, employees or agents of Cintas Corp. No. 8, Inc., the general partner of Cintas — RUS, L.P., extends to situations where any such person was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, including Cintas — RUS, L.P. The indemnification provisions applicable to the directors, officers, employees and agents of Cintas Corp. No. 8, Inc. are discussed above.

LLT, Inc. (“LLT”)
      Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act (the “VSCA”), a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Section 13.01-704 of the VSCA also provides that a Virginia corporation has the power to make any further indemnity to any director, officer, employee or agent, including under its articles of incorporation or any bylaw or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law. LLT carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act. In addition, the Virginia Stock Corporation Act eliminates the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Indemnifications are to be made by (i) a majority vote of a quorum of disinterested directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more disinterested directors; (ii) by special legal counsel selected by the board of directors; or (iii) by vote of those shareholders that are not interested directors. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.
      Article XII of LLT’s By-Laws requires the Corporation, to the fullest extent permitted by applicable law now or hereafter in force, to indemnify directors and officers, whether serving the Corporation or, at its request, any other entity. LLT may obtain insurance and advance and reimburse expenses to directors and officers to the fullest extent permitted by law, and may do the same for other employees and agents of the Corporation to the extent permitted by law and authorized by the Board of Directors. LLT’s Board of Directors is empowered to adopt, approve and amend resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

Respond Industries, Incorporated (“Respond”)
      Respond is incorporated under the laws of the Colorado Business Corporation Act (the “CBCA”). The CBCA authorizes the indemnification of and advancement of expenses to directors and officers of a Colorado corporation against liabilities that they may incur in such capacities.
      In general, Article 109 of the CBCA provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the corporation, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the corporation in which a director is adjudged liable to the corporation, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.
      Indemnity may be provided only if the director’s actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the corporation’s best interest with respect to actions taken in the director’s official capacity; (iii) were reasonably believed not to be opposed to the corporation’s best interest with respect to actions other than those taken in the director’s official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of directors not party to the proceeding comprising a quorum of the board of directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more directors not party to the proceeding; (ii) by independent legal counsel selected by the board of directors; or (iii) by the shareholders.
      The CBCA further provides that unless limited by the corporation’s articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.
      The CBCA specifies that any provisions for indemnification of or advances for expenses to directors that may be contained in a corporation’s articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation. The CBCA also grants the power to corporations to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.
      Article VI of Respond’s Amended and Restated By-Laws provides that indemnification shall be extended to an individual, whether he is or was a director, officer or employee of the Corporation (or other entity if such person is serving in such capacity at the Corporation’s request), to the fullest extent permitted by Article 109 of the CBCA. Respond shall advance expenses incurred by the parties described above to the fullest extent permitted by law following written request to the Corporation by the party. The Corporation shall have the right to indemnify or advance expenses to any agent of the Corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by the CBCA.

Xpect First Aid Corporation (“Xpect”)
      Under Section 17-6305 of the Kansas General Corporation Code (the “Kansas Code”) a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.
      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. To the extent a corporation’s officer, director, employee or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney’s fees. Indemnifications are to be made (i) by the board of directors by a majority vote of a quorum of disinterested directors; or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders. A corporation shall have power to indemnify any director, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation’s best interests.
      Article V of Xpect’s By-Laws provides that indemnification shall be extended to directors and may be extended, at the discretion of the Board of Directors, to officers, employees or agents, who were or are a party or are threatened to be made a party to any proceeding, including an action by or in the right of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such proceeding, including attorneys’ fees, to the fullest extent permitted by the Kansas Code. Xpect shall not be liable to indemnify the director, officer, employee or agent for any amount paid in settlement of any action or claim effected without its written consent. The Corporation may enter into indemnification agreements with each director and officer of the Corporation whom the Board of Directors authorizes by vote of a majority of a quorum of disinterested directors. Xpect may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or other entity if such person is or was serving in such capacity at the Corporation’s request) whether or not the Corporation would have the power to indemnify such person against liability insured against under the provisions of Article V of its By-Laws.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1	Underwriting Agreement (1)
4.1	Restated Articles of Incorporation of Cintas Corporation (incorporated by reference to Exhibit 3 from Cintas Corporation’s Annual Report on Form 10-K (Commission No. 0-11399) for the fiscal year ended May 31, 1989), as amended by amendments to the Restated Articles of Incorporation of Cintas Corporation (incorporated by reference to Cintas Corporation’s Definitive Proxy Statement on Schedule 14A for 1994 (Commission No. 0-11399))
4.2	Bylaws of Cintas Corporation (incorporated by reference to Exhibit 3 to Cintas Corporation’s Annual Report on Form 10-K (Commission No. 000-11399) for the fiscal year ended May 31, 1989)

Exhibit No.	Description

4.4	Indenture, dated as of May 28, 2002, among Cintas Corporation No. 2, Cintas Corporation, the subsidiary guarantors named therein and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Cintas Corporation’s Annual Report on Form 10-K (Commission No. 000-11399) for the fiscal year ended May 31, 2002)
5	Opinion of Keating Muething & Klekamp PLL
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5)
24	Powers of Attorney (contained on the signature pages)
25	Statement of Eligibility of Wachovia Bank, National Association, as Trustee, on Form T-1

(1)	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference.

Item 17.	Undertakings.
      (a) Each of the undersigned registrants hereby undertakes:
      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
      2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
      5. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934

that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 14th day of August, 2006.

CINTAS CORPORATION

By:	/s/ Scott D. Farmer

Scott D. Farmer
President and Chief Executive Officer
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below whose name is preceded by an (*) hereby constitutes and appoints Scott D. Farmer and Thomas E. Frooman, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Farmer *Scott D. Farmer	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2006

/s/ Richard T. Farmer *Richard T. Farmer	Chairman of the Board of Directors	August 14, 2006

/s/ Robert J. Kohlhepp *Robert J. Kohlhepp	Vice Chairman of the Board of Directors	August 14, 2006

Gerald S. Adolph	Director	August 14, 2006

Paul R. Carter	Director	August 14, 2006

Gerald V. Dirvin	Director	August 14, 2006

Joyce Hergenhan	Director	August 14, 2006

/s/ Roger L. Howe *Roger L. Howe	Director	August 14, 2006

Signature	Title	Date

/s/ David C. Phillips *David C. Phillips	Director	August 14, 2006

/s/ William C. Gale *William C. Gale	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the undersigned Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 14th day of August, 2006.

CINTAS CORPORATION NO. 2
CINTAS CORPORATION NO. 3
CINTAS CORP. NO. 8, INC.
CINTAS CORP. NO. 15, INC.
CINTAS FIRST AID HOLDINGS CORPORATION

By:	/s/ Scott D. Farmer

Scott D. Farmer
Chief Executive Officer
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below whose name is preceded by an (*) hereby constitutes and appoints Scott D. Farmer and Thomas E. Frooman and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Farmer *Scott D. Farmer	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2006

/s/ Thomas E. Frooman *Thomas E. Frooman	Vice President, Secretary and Director	August 14, 2006

/s/ Robert J. Kohlhepp *Robert J. Kohlhepp	Director	August 14, 2006

/s/ William C. Gale *William C. Gale	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2006

Joseph D. Thomas	Director	August 14, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the undersigned Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 14th day of August, 2006.

AMERICAN FIRST AID COMPANY
AFFIRMED MEDICAL, INC.
LLT, INC.
XPECT FIRST AID CORPORATION
RESPOND INDUSTRIES, INCORPORATED

By:	/s/ Scott D. Farmer

Scott D. Farmer
Chief Executive Officer
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below whose name is preceded by an (*) hereby constitutes and appoints Scott D. Farmer and Thomas E. Frooman, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Farmer *Scott D. Farmer	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2006

/s/ Thomas E. Frooman *Thomas E. Frooman	Vice President, Secretary and Director	August 14, 2006

/s/ William C. Gale *William C. Gale	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2006

/s/ Robert J. Kohlhepp *Robert J. Kohlhepp	Director	August 14, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 14th day of August, 2006.

CINTAS — RUS, L.P.

By:	CINTAS CORPORATION NO. 8, INC.,

its General Partner

By:	/s/ Scott D. Farmer

Scott D. Farmer
Chief Executive Officer
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below whose name is preceded by an (*) hereby constitutes and appoints Scott D. Farmer and Thomas E. Frooman, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Farmer *Scott D. Farmer	Chief Executive Officer, President and Director of General Partner (Principal Executive Officer)	August 14, 2006

/s/ Thomas E. Frooman *Thomas E. Frooman	Vice President, Secretary and Director of General Partner	August 14, 2006

Joseph D. Thomas	Director of General Partner	August 14, 2006

/s/ Robert J. Kohlhepp *Robert J. Kohlhepp	Director of General Partner	August 14, 2006

/s/ William C. Gale *William C. Gale	Senior Vice President and Chief Financial Officer of General Partner (Principal Financial Officer and Principal Accounting Officer)	August 14, 2006